UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 27, 2014
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FLUIDIGM CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Shoreline Court, Suite 100
South San Francisco, California 94080
(Address of principal executive offices, including zip code)
(650) 266-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Fluidigm Singapore Pte. Ltd. (“Fluidigm Singapore”), a wholly-owned subsidiary of Fluidigm Corporation (the “Company”), is currently a party to leases for its manufacturing and office space located at BLK 1026 Tai Seng Avenue in the Tai Seng Industrial Estate, Singapore 534413 (the “Premises”). One of the leases covering a portion of the Premises expires on September 30, 2014 according to its terms (the “2014 Lease”), and the remainder of the leases will expire on later dates through August 26, 2016 (the “Other Leases,” and together with the 2014 Lease, the “Leases”). On February 27, 2014, Fluidigm Singapore notified its landlord, SB (Ipark) Investment Pte. Ltd., that it was exercising its right pursuant to the terms of the Other Leases to terminate the Other Leases early, effective as of September 30, 2014 (the “Termination Date”). Fluidigm Singapore will continue to pay rent, operating expenses and all other charges due under the Leases in accordance with their respective terms until the Termination Date.
Fluidigm Singapore intends to relocate its Singapore facilities to its new manufacturing and office space located at Block 5008, Ang Mo Kio Avenue 5 TECHplace II, Singapore 569874 in the third quarter of 2014, as previously disclosed in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 17, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: March 5, 2014	By:	/s/ Vikram Jog
Vikram Jog Chief Financial Officer